CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260212 on Form S-6 of our report dated November 3, 2021, relating to the financial statement of FT 9761, comprising Strategic Income Closed-End Portfolio, Series 86, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 3, 2021